Exhibit 10.2

EXECUTION COPY

AMENDMENT AND EXTENSION TO

AMENDED AND RESTATED

CERTIFICATE PURCHASE AGREEMENT

THIS AMENDMENT AND EXTENSION TO AMENDED AND RESTATED CERTIFICATE PURCHASE AGREEMENT (this “Amendment”) dated as of August 25, 2009, is entered into among Navistar Financial Securities Corporation (the “Seller”), Navistar Financial Corporation (“Servicer”), Kitty Hawk Funding Corporation, (“KHFC”), as a Conduit Purchaser, Liberty Street Funding LLC (f/k/a Liberty Street Funding Corp., “Liberty Street”), as a Conduit Purchaser, The Bank of Nova Scotia (“BNS”), as a Managing Agent and a Committed Purchaser, and Bank of America, National Association (“Bank of America”), as a Managing Agent, the Administrative Agent and a Committed Purchaser.

R E C I T A L S

A. The Seller, the Servicer, KHFC, Liberty Street, BNS and Bank of America are parties to that certain Amended and Restated Certificate Purchase Agreement, dated as of December 27, 2004 (as amended, supplemented or otherwise modified through the date hereof, the “Agreement”).

B. Such parties desire to amend the Agreement as hereafter set forth.

C. Such parties desire to modify the Purchase Expiration Date under (and as defined in) the Agreement in accordance with Section 2.04 of the Agreement.

D. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendments to Agreement. By their signatures hereto, each of the parties hereto hereby agrees that the Agreement is hereby amended as set forth in this Section 1.

(A) The initial “Commitment” of each Committed Purchaser described in clause (b) of the definition of “Commitment” by reference to the signature pages to the Agreement shall be deemed to refer to the “Commitments” of each Committed Purchaser set forth on the signature pages to this Amendment.

(B) The definition of “Maximum Funded Amount” be amended in its entirety to read as follows:

“Maximum Funded Amount” means the sum of the Commitments.

(C) The definition of “Purchaser Percentage” shall be amended in its entirety to read as follows:

“Purchaser Percentage” means, with respect to any Committed Purchaser, the percentage equivalent of (a) such Committed Purchaser’s Commitment and (b) the sum of the Commitments of all Committed Purchasers.

(D) The definition of “Special Commitment Reduction” shall be deleted.

(E) Section 2.05 of the Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 2.05 Reduction of Maximum Funded Amount. The Seller may reduce in whole or in part the Maximum Funded Amount (but not below the Invested Amount) by giving the Administrative Agent (with a copy to each Managing Agent) written notice thereof at least five Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an aggregate amount of $10,000,000, or any integral multiples of $5,000,000 in excess thereof. Any such reduction in the Maximum Funded Amount shall be permanent and shall be allocated between the Purchaser Groups on a pro rata basis; provided that after the Fourth Amendment Effective Date and until such time as the Commitment of Bank of America is reduced to $250,000,000 or less, such reduction shall first reduce the Commitment of Bank of America, National Association to $250,000,000, and thereafter any reduction shall be allocated between the Purchaser Groups on a pro rata basis. The applicable Purchasers shall be paid any accrued and unpaid Non Use Fees and Excess Commitment Fees on the date of such reduction with respect to the reduction amount. If in connection with any non-pro rata reduction of Bank of America’s Commitment pursuant to this Section 2.05 or any automatic reduction in Bank of America’s Commitment on the earlier of (a) the closing date of an ABS Transaction or (b) December 28, 2009, a portion of the Funded Amount shall be assigned from the Purchasers in the KHFC Purchaser Group to the Purchasers in the Liberty Street Purchaser Group so that after giving effect to such assignment, the portion of the Funded Amount funded by the KHFC Purchaser Group shall equal Bank of America’s Purchaser Percentage of the Funded Amount; provided, however, that no assignment shall be made pursuant to this sentence if an Early Amortization Event shall have occurred and be continuing; and provided, further, that in no event shall any such assignment cause the portion of the Funded Amount funded by the Purchasers in the Liberty Street Funding Group to exceed the Commitment of BNS. Any assignment contemplated by the preceding sentence (i) shall be evidenced by an assignment agreement in form satisfactory to each Managing Agent and (ii) may be made to Liberty Street, in the sole and absolute discretion of Liberty Street, or if Liberty Street elects to not accept such assignment, shall be made to BNS, as Committed Purchaser.

2. Extension. The Purchase Expiration Date is extended to the earlier of (a) August 24, 2010, (b) the date specified in clause (ii) of the definition of Purchase Expiration Date in the Agreement as originally executed, (c) the earlier of the maturity date of the Credit Agreement or the termination of the lending commitments of the lenders thereunder or (d) the date on which the “Purchase Expiration Date” is deemed to have occurred in

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accordance with the definition of “Subordinated Percentage” in the Series Supplement or Section 3 of this Amendment; provided, however, that unless the Managing Agents shall have received by no later than September 11, 2009 opinions as to general corporate and enforceability matters, bankruptcy, non-consolidation and true-sale matters and UCC perfection matters from Kirkland & Ellis LLP, counsel to the Seller and the Servicer and Kristin Moran, general counsel of the Servicer, in each case addressed to each Purchaser and Managing Agent, dated the date hereof and in form and substance reasonably satisfactory to each Managing Agent and its counsel, the Purchase Expiration Date provided in the foregoing clause (a) shall be September 11, 2009.

3. Covenant. If any security issued as part of the first issuance after the date hereof by the Master Trust or Navistar Financial Dealer Note Master Owner Trust that is rated “AAA” or an equivalent rating, has the benefit of any credit enhancement, early amortization event, covenant, concentration limit or other structural feature that would be material to the rating of such security (each being referred to in this Section as a “Material Term”), then, upon the written request of any Managing Agent (which request shall describe the relevant Material Terms and any requested amendments), the Seller and the Servicer agree to amend or restate the Series 2000-VFC Supplement and/or the Certificate Purchase Agreement to incorporate each such Material Term for the benefit of the Series 2000-VFC Certificateholders as soon as reasonably practicable; provided that if any such requested amendment is not entered into within 90 days after such request, the Purchase Expiration Date will be deemed to have occurred.

4. Representations and Warranties. The Seller hereby represents and warrants to KHFC, Liberty Street, BNS and Bank of America that, after giving effect to this Amendment, no potential Early Amortization Event or Early Amortization Event has occurred and is now continuing, and NFC hereby represents and warrants that, after giving effect to this Amendment, no potential Early Amortization Event or Early Amortization Event or Servicer Termination Event has occurred and is now continuing.

5. Effect of Amendment. All provisions of the Agreement, as amended by this Amendment, remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement in the Agreement or in any other document relating to the Seller’s securitization program shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

6. Conditions Precedent. The effectiveness of this Amendment is subject to (i) the receipt of each fee specified in the fee letters, each dated as of the date hereof, (ii) receipt of a certificate of the Seller and of the Servicer, each dated the date hereof, as to due execution, incumbency, good standing and other customary corporate matters, and (iii) the execution and delivery of Amendment No. 4 to the Series 2000-VFC Supplement to the Pooling and Servicing Agreement in form and substance satisfactory to each Managing Agent and its counsel.

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7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of law.

9. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

[signatures on next page]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NAVISTAR FINANCIAL SECURITIES CORPORATION, as Seller

By:	/s/ M. E. Kummer
Name:	M. E. Kummer
Title:	Assistant Treasurer

NAVISTAR FINANCIAL CORPORATION, as Servicer

By:	/s/ M. E. Kummer
Name:	M. E. Kummer
Title:	Assistant Treasurer

KITTY HAWK FUNDING CORPORATION,

as a Conduit Purchaser for the KHFC Purchaser Group

By:	/s/ Philip A. Martone
Name:	Philip A. Martone
Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION,

as Administrative Agent

By:	/s/ Matt Zimmerman
Name:	Matt Zimmerman
Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION,

as a Committed Purchaser and Managing Agent for the KHFC Purchaser Group

By:	/s/ Matt Zimmerman
Name:	Matt Zimmerman
Title:	Vice President

Commitment	To and excluding the earlier of (a) the closing date of an ABS Transaction or (b) December 28, 2009	$400,000,000
Commitment	From and including the earlier of (a) the date of an ABS Transaction or (b) December 28, 2009	$250,000,000

THE BANK OF NOVA SCOTIA,

as a Committed Purchaser and Managing Agent for the Liberty Street Purchaser Group

By:	/s/ Darren Ward
Name:	Darren Ward
Title:	Director

Commitment	$250,000,000

LIBERTY STREET FUNDING LLC,

as a Conduit Purchaser for the Liberty Street Purchaser Group

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

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